                                                                    Exhibit (21)



                        SUBSIDIARIES OF THE REGISTRANT



The parent of the Company is a wholly-owned subsidiary of McKesson Corporation. The following is a list of the significant subsidiaries of the Company:


                                                          Jurisdiction of
                                                            Organization
                                                          ---------------
Armor All Products GmbH......................................  Germany
Armor All Products of Canada, Inc............................  Canada



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